EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Blake Stowell
The SCO Group
bstowell@sco.com
Tel: (801) 932-5703
www.sco.com

SCO UNVEILS INNOVATIVE PLATFORM FOR MOBILE DIGITAL SERVICES

New Me Inc. Digital Network Services Platform Positions Company To Deliver Mobile Solutions Into The Fast Growing Smart Handheld Device Market

HUNTINGTON BEACH, Calif. — DEMO Conference — Sept. 19, 2005 — The SCO Group, Inc. (“SCO”) (Nasdaq: SCOX), a leading provider of UNIX® software technology for distributed, embedded and network-based systems, today announced an advanced networking platform, providing feature-rich consumer and business digital services for smart phones and other intelligent mobile devices. SCO’s Me Inc. digital services platform is being unveiled this week at the DEMO conference, the technology industry’s premier event for the unveiling of promising new products and services.

Me Inc. provides a new approach to mobile communications, collaboration and control that allows users of smart handheld devices, such as the Palm Treo, to be more productive and effective. In the near future, SCO plans to make Me Inc. available to users of other popular handheld devices such as RIM BlackBerry, and those that run Microsoft Windows Mobile and the Symbian OS.

Me Inc. operates using unique edge processor software technology running in a network-based UNIX or Microsoft Windows operating environment to simplify integration of mobile devices with backend resources.  The Me Inc., edge processor offloads logic and data from end-point devices, enables secure, efficient access to enterprise and Internet-based information, services and resources, and enables a new level of coordination, communication and control for mobile work groups of any size.

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Me Inc. has been a multi-year development effort by SCO and builds on technologies that the company gained through a Web Services technology acquisition in 2003.

The Me Inc. networking software platform is designed to allow service providers and carriers to create and deploy new digital services for a market that is seeing significant growth. According to IT industry research firm IDC, smartphones will make up approximately 85 percent of all intelligent mobile device shipments by the year 2007. Research from The Radicati Group indicates that the worldwide mobile workforce will grow from 17 percent of corporate professionals in 2004 to 89 percent in 2008.

“SCO is a company that has been creating innovative technology and Me Inc. is a result of the creative ideas and hard work coming from our employees,” said Darl McBride, president and CEO, The SCO Group, Inc. “We’ve successfully used Me Inc. internally during the past year to improve the way we work as a company and we’ve anxiously anticipated the time when we would deliver it to the marketplace. We’re pleased with the early customer acceptance of Me Inc. and look forward to making it broadly available in the coming weeks.”

Me Inc. will initially provide a number of digital service components that can be used individually or integrated into custom mobile applications and services. At introduction, Me Inc. component digital services will include the following:

Shout – A highly flexible way to capture, communicate and share multimedia messages. Shout allows users to distribute voice or text communications to individuals or groups of any size.

Action – A mobile way to easily plan, delegate, track and report on the progress of projects, goals, objectives and action items of individuals and groups.

Vote – A rapid and reliable way to conduct and display opinion polling and other real-time research data capture.

People – Allows users to create groups with enhanced multimedia profiles of people from existing directories or a users’ mobile service.

“Me Inc. is an innovative digital services platform that SCO has worked on for more than 30 man years,” said Chris Sontag, senior vice president and general manager for Me Inc., The SCO Group,

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Inc. “With Me Inc., SCO is providing a platform for digital network services that will allow us to enter new markets while also leveraging our SCO UNIX technology for a demanding edge processing environment. SCO has created a rich mobile experience that we believe will resonate

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with end users and provide them with new ways to connect, communicate, coordinate, and control their information in a mobile computing environment.”

Initial Me Inc. user feedback has shown enhanced business effectiveness in those organizations that have tested it and has resulted in signed deals with SCO even prior to the product’s announcement. Musco Food Corporation, a premier distributor of Italian food products based in Maspeth, New York, was looking for a more reliable way for their field sales representatives to enter and process orders while onsite with customers. ASK Technologies, the reseller and technology consultant for Musco, recommended Me Inc. as the solution because it would allow cost-effective mobile access to current product and inventory information and enable mobile order entry and reporting. SCO and ASK were able to develop and provision this solution for Musco in less than 12 business hours thanks to Me Inc.’s advanced design.

“SCO has provided a smart phone-based transactional order entry system for Musco that gives field reps instant access to inventory, pricing and product promotions which allows them to satisfy more customers per day then ever before,” said Stephen Pirolli, principal, ASK Technologies, Inc. “With SCO’s Me Inc. system, Musco Food Corporation anticipates saving thousands of dollars per month in order processing, fulfillment and customer service costs.  The new system will ease the difficulties in providing same day confirmation and next day delivery of orders for the first time in the company’s history. This higher level of customer service will give Musco Food Corporation an edge in their competitive business environment.”

Utah State University recently used the Me Inc. Shout service to alert their school’s sports booster organization to a game cancellation when Hurricane Katrina made it impossible for the Thibodaux, Louisiana-based Nicholls State University team to travel to Utah.

“Using Shout, I was able to inform hundreds of USU boosters of our game cancellation with a simple 12 second audio message from my Treo, so boosters were informed through a Shout message on their desktop or mobile device of the cancellation before the media reported on it,” said Tom Hale, executive director of Utah State’s Big Blue booster program. “Shout allowed me to reach out to my constituents in a personalized way and communicate quickly and effectively. Boosters were blown away at the effectiveness of our outreach.”

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Availability & Pricing

SCO will sell Me Inc. digital services through qualified channel resellers and will also make the services available for download from www.sco.com beginning in October. Me Inc. digital services will be sold on a subscription basis and pricing will be announced as the product gets closer to shipping.

About SCO

The SCO Group (Nasdaq: SCOX) is a leading provider of UNIX software technology for distributed, embedded and network-based systems, offering SCO OpenServer for small to medium business, UnixWare for enterprise applications, and Me Inc. for digital network services. SCO’s highly innovative and reliable solutions help millions of customers grow their businesses everyday, from SCO OpenServer on main street to UnixWare on Wall Street, and beyond. SCO owns the core UNIX operating system, originally developed by AT&T/Bell Labs and is the exclusive licensor to Unix-based system software providers.

Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit www.sco.com.

SCO, SCO OpenServer and the associated SCO logo, are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX and UnixWare are registered trademarks of The Open Group. Windows is a registered trademark of Microsoft Corporation. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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